UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007 (May 31, 2007)

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On April 10, 2007, the Board of Directors (the “Board”) of Rancher Energy Corp. (the “Company”) approved the grant of stock options to purchase an aggregate of 223,000 shares of the Company’s common stock to various employees within the Company and 25,000 shares of the Company’s common stock to a consultant of the Company.

Each option grant is being made pursuant to the Company’s 2006 Stock Incentive Plan, which is filed at Exhibit 10.2 to the Company’s Form 8-K filed on October 6, 2006, and is incorporated herein by this reference, and each recipient is entering into the Company’s standard form of incentive stock option agreement, which is filed at Exhibit 10.3 to the Company’s Form 8-K filed October 6, 2006, and is incorporated herein by this reference. The foregoing securities were issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

The employee’s stock option grants vest over a three-year period, with 33-1/3% of the original number of shares respectively on the first, second and third anniversaries of the grant date at an exercise price of $1.18 per share. The consultant’s stock option grant vests 50% of the original number of shares on August 31, 2007 and 50% of the original shares on February 28, 2008 at an exercise price of $1.64 per share pursuant to an agreement between the Company and the consultant entered into on March 1, 2007.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 31, 2007, the Board adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees. The Code of Business Conduct and Ethics supersedes the Company’s previous code of ethics adopted on July 11, 2005. However, the adoption of the Code of Business Conduct and Ethics did not result in any waiver, explicit or implicit, of any provision of the Company’s previous code of ethics.

A copy of the Code of Business Conduct and Ethics is attached as Exhibit 14.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature: Name:	/s/ John Works John Works
Title:	President, Principal Executive Officer

Dated: June 6, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 14.1	Code of Business Conduct and Ethics